Accenture Reports Second-Quarter Fiscal 2026 Results

Accenture delivers record new bookings, revenues at the top of the company’s guided range, strong profitability and robust free cash flow; Company now expects full-year fiscal 2026 revenue growth to be 3% to 5% in local currency

NEW YORK; March 19, 2026 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2026 ended February 28, 2026.
All comparisons are to the second quarter of fiscal 2025, unless noted otherwise.

Accenture Chair and CEO Julie Sweet
“We delivered record second quarter bookings of $22.1 billion, including a record 41 clients with quarterly bookings greater than $100 million, with revenues at the top of our guided range, while continuing to take significant share in a competitive market. We’re accelerating our critical work with clients to scale advanced AI across their enterprise, and we're seeing strong AI-driven growth. Our new strategic acquisitions will further strengthen our capabilities and expand our scale to help clients create value and achieve AI-based transformation. With our deep client relationships, industry and process expertise, leading and emerging ecosystem partnerships, and unmatched execution strength, we are uniquely positioned to help clients reinvent and capture the significant opportunities ahead.”

Second Quarter Fiscal 2026 Key Metrics

•New bookings of $22.1 billion, an increase of 6% in U.S. dollars and 1% in local currency
•Revenues of $18.0 billion, an increase of 8% in U.S. dollars and 4% in local currency
•Operating margin of 13.8%, an expansion of 30 basis points
•Diluted earnings per share of $2.93, a 4% increase
•Free cash flow of $3.7 billion
•Total cash returned to shareholders of $2.7 billion, reflecting $1.7 billion in repurchases or redemptions of 6.8 million shares, and cash dividend payments of $1.0 billion, or $1.63 per share, a 10% increase

Fiscal 2026 Business Outlook Highlights

•Company now expects full-year revenue growth to be 3% to 5% in local currency. Excluding an estimated 1% impact from its U.S. federal business, company now expects revenue growth to be 4% to 6% in local currency
•Now expects full-year GAAP diluted earnings per share to be in the range of $13.25 to $13.50, a 9% to 11% increase; now expects full-year adjusted[1] earnings per share to be in the range of $13.65 to $13.90, a 6% to 8% increase
•Raises full-year free cash flow expectation to be in the range of $10.8 billion to $11.5 billion

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded in the first quarter of fiscal 2026 and the fourth quarter of fiscal 2025 as further described in this release.

Q2 FY26 Financial Review

New Bookings

New bookings for the second quarter of fiscal 2026 were $22.11 billion, an increase of 6% in U.S. dollars and 1% in local currency compared to the second quarter of fiscal 2025.
•Consulting new bookings were $11.33 billion.
•Managed Services new bookings were $10.78 billion.

Revenues

Revenues for the second quarter of fiscal 2026 were $18.04 billion, an increase of 8% in U.S. dollars and 4% in local currency. Revenues for the quarter reflect a foreign-exchange impact of positive 4.4%, compared with the positive 3.5% impact previously assumed. Adjusting for the actual foreign exchange impact, the company’s guided range for quarterly revenues was approximately $17.5 billion to $18.15 billion. Accenture’s second quarter fiscal 2026 revenues were at the top of this adjusted range.

Revenues by Type of Work

	Revenues (in billions)	Increase (Decrease) from Q2 FY25
		U.S. Dollars	Local Currency
Consulting	$8.86	7%	3%
Managed Services	$9.18	10%	5%
Total	$18.04	8%	4%

Revenues by Geographic Market

	Revenues (in billions)	Increase (Decrease) from Q2 FY25
		U.S. Dollars	Local Currency
Americas	$8.90	4%	3%
EMEA	$6.57	13%	2%
Asia Pacific	$2.58	12%	10%
Total	$18.04	8%	4%

Revenues by Industry Group

	Revenues (in billions)	Increase (Decrease) from Q2 FY25
		U.S. Dollars	Local Currency
Communications, Media & Technology	$3.09	13%	10%
Financial Services	$3.40	13%	7%
Health & Public Service	$3.67	2%	(1)%
Products	$5.48	8%	3%
Resources	$2.41	7%	2%
Total	$18.04	8%	4%
Amounts in tables may not total due to rounding.

Q2 FY26 Financial Review

Operating Margin and Operating Income

•Operating margin (operating income as a percentage of revenues) for the quarter was 13.8%, compared to operating margin of 13.5% for the second quarter of fiscal 2025.
•Operating income for the quarter increased 11% to $2.49 billion compared with operating income of $2.24 billion in the second quarter of fiscal 2025.

Gross margin (gross profit as a percentage of revenues) for the quarter was 30.3% compared to 29.9% in the second quarter of fiscal 2025. Selling, general and administrative (SG&A) expenses for the quarter were $2.97 billion, or 16.4% of revenues, compared with $2.73 billion, or 16.4% of revenues, for the second quarter of fiscal 2025.
The company’s effective tax rate for the quarter was 24.3%, compared with 20.4% for the second quarter of fiscal 2025.
Net income for the quarter was $1.86 billion, compared with $1.82 billion for the second quarter of fiscal 2025.

Earnings Per Share

•Diluted EPS for the quarter were $2.93, a 4% increase from $2.82 for the second quarter of fiscal 2025.

Year over Year Increase in Earnings Per Share

Second Quarter Fiscal 2025 EPS	$2.82
Higher revenue and operating results	$0.31
Lower share count	$0.05
Lower non-operating income	$(0.10)
Higher effective tax rate	$(0.15)
Second Quarter Fiscal 2026 EPS	$2.93

Q2 FY26 Financial Review

Cash Flow

	Second Quarter Fiscal 2026 (in billions)	Second Quarter Fiscal 2025 (in billions)
Operating Cash Flow	$3.82	$2.85
Less: Property & Equipment Additions	$0.15	$0.17
Free Cash Flow	$3.67	$2.68
Days services outstanding, or DSOs, were 46 days at February 28, 2026, compared with 47 days at August 31, 2025 and 48 days at February 28, 2025.
Accenture’s total cash balance at February 28, 2026 was $9.4 billion, compared with $11.5 billion at August 31, 2025.

Dividend

•On February 13, 2026, a quarterly cash dividend of $1.63 per share was paid to shareholders of record at the close of business on January 13, 2026.
◦These cash dividend payments totaled $1.0 billion.
•Accenture plc has declared another quarterly cash dividend of $1.63 per share for shareholders of record at the close of business on April 9, 2026.
◦This dividend, which is payable on May 15, 2026, represents a 10% increase over the quarterly dividend rate of $1.48 per share in fiscal 2025.

Share Repurchase Activity

•During the second quarter of fiscal 2026, Accenture repurchased or redeemed 6.8 million shares for a total of $1.7 billion, including 5.1 million shares repurchased in the open market.
•Accenture’s total remaining share repurchase authority at February 28, 2026 was approximately $4.4 billion.
•At February 28, 2026, Accenture had approximately 615 million total shares outstanding.

Business Outlook

Accenture’s third-quarter and full-year 2026 business outlook reflect the company’s best view of the potential impact of the conflict in the Middle East in the second half of this fiscal year. It does not take into account a significant escalation, or the occurrence of major economic disruption.

Third Quarter Fiscal 2026 Outlook

Revenues	$18.35B – $19.0B
Revenue Growth (Local Currency)	1% – 5%
Foreign-Exchange Impact on Results	approx. +2.5%

Full Year Fiscal 2026 Outlook

	As of March 19, 2026	As of December 18, 2025
Revenue Growth (Local Currency) *	3% – 5% approx. 4% – 6% excluding an estimated 1% impact from its U.S. federal business	2% – 5% approx. 3% – 6% excluding an estimated 1% impact from its U.S. federal business
Foreign-Exchange Impact on Results	approx. +2%	approx. +2%
GAAP Operating Margin	15.2% – 15.4% 50 bps – 70 bps expansion over FY25	15.2% – 15.4% 50 bps – 70 bps expansion over FY25
Adjusted Operating Margin	15.7% – 15.9% 10 bps – 30 bps expansion over FY25, excluding $308 million and $615 million for business optimization costs in Q1 FY26 and Q4 FY25, respectively	15.7% – 15.9% 10 bps – 30 bps expansion over FY25, excluding $308 million and $615 million for business optimization costs in Q1 FY26 and Q4 FY25, respectively
Annual Effective Tax Rate (GAAP and Adjusted)	23.5% – 25.5%	23.5% – 25.5%
GAAP Diluted EPS *	$13.25 – $13.50 9% – 11% increase over FY25	$13.12 – $13.50 8% – 11% increase over FY25
Adjusted EPS *	$13.65 – $13.90 6% – 8% increase over FY25, excluding $0.40 and $0.78 for business optimization costs in Q1 FY26 and Q4 FY25, respectively	$13.52 – $13.90 5% – 8% increase over FY25, excluding $0.40 and $0.78 for business optimization costs in Q1 FY26 and Q4 FY25, respectively
Operating Cash Flow *	$11.5B – $12.2B	$10.8B – $11.5B
Property & Equipment Additions *	$0.7B	$1.0B
Free Cash Flow *	$10.8B – $11.5B	$9.8B – $10.5B
Capital Return	at least $9.3B	at least $9.3B
*Updated from outlook provided in previous quarter

Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second quarter fiscal 2026 financial results. To participate in the teleconference, please dial +1 (877) 883-0383 [+1 (412) 317-6061 outside the U.S., Puerto Rico and Canada] and enter access code 7353716 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at accenture.com. A replay will be available on this website following the call.

About Accenture
Accenture is a leading solutions and services company that helps the world’s leading enterprises reinvent by building their digital core and unleashing the power of AI to create value at speed across the enterprise, bringing together the talent of our approximately 786,000 people, our proprietary assets and platforms, and deep ecosystem relationships. Our strategy is to be the reinvention partner of choice for our clients and to be the most client-focused, AI-enabled, great place to work in the world. Through our Reinvention Services we bring together our capabilities across strategy, consulting, technology, operations, Song and Industry X with our deep industry expertise to create and deliver solutions and services for our clients. Our purpose is to deliver on the promise of technology and human ingenuity, and we measure our success by the 360° value we create for all our stakeholders. Visit us at accenture.com.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. Many of the following risks, uncertainties and other factors identified below may be amplified by conflict in the Middle East, as well as any escalation or expansion of economic disruption or the conflict’s current scope. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s solutions and services including through the adaptation and expansion of its solutions and services in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI, including advanced AI, could harm the company’s business, damage its reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; if Accenture does not successfully manage and develop its relationships with its ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture's debt obligations could adversely affect our business and financial condition; as a result of Accenture’s geographically diverse operations and our strategy to continue to grow in our key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s solutions or services infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Rachel Frey Accenture Media Relations +1 917 452 4421 rachel.frey@accenture.com	Alexia Quadrani Accenture Investor Relations +1 917 452 8542 alexia.quadrani@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	February 28, 2026	% of Revenues	February 28, 2025	% of Revenues	February 28, 2026	% of Revenues	February 28, 2025	% of Revenues
REVENUES:
Revenues	$18,044,066	100.0%	$16,659,301	100.0%	$36,786,191	100.0%	$34,348,846	100.0%
OPERATING EXPENSES:
Cost of services	12,584,705	69.7%	11,684,313	70.1%	25,129,712	68.3%	23,551,029	68.6%
Sales and marketing	1,748,902	9.7%	1,676,781	10.1%	3,623,834	9.9%	3,487,890	10.2%
General and administrative costs	1,216,912	6.7%	1,053,493	6.3%	2,357,859	6.4%	2,116,736	6.2%
Business optimization costs	—	—%	—	—%	307,541	0.8%	—	—%
Total operating expenses	15,550,519		14,414,587		31,418,946		29,155,655
OPERATING INCOME	2,493,547	13.8%	2,244,714	13.5%	5,367,245	14.6%	5,193,191	15.1%
Interest income	78,536		76,113		184,759		152,140
Interest expense	(63,566)		(64,669)		(128,931)		(94,711)
Other income (expense), net	(51,863)		32,616		1,251		(6,601)
INCOME BEFORE INCOME TAXES	2,456,654	13.6%	2,288,774	13.7%	5,424,324	14.7%	5,244,019	15.3%
Income tax expense	597,266		466,333		1,323,040		1,105,388
NET INCOME	1,859,388	10.3%	1,822,441	10.9%	4,101,284	11.1%	4,138,631	12.0%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,714)		(1,685)		(3,797)		(3,855)
Net income attributable to noncontrolling interests – other (1)	(32,435)		(32,681)		(60,687)		(67,807)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,825,239	10.1%	$1,788,075	10.7%	$4,036,800	11.0%	$4,066,969	11.8%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,825,239		$1,788,075		$4,036,800		$4,066,969
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,714		1,685		3,797		3,855
Net income for diluted earnings per share calculation	$1,826,953		$1,789,760		$4,040,597		$4,070,824
WEIGHTED AVERAGE SHARES:
Basic	616,992,111		626,824,946		618,155,993		626,247,762
Diluted	622,640,891		634,211,978		624,584,101		634,543,212
EARNINGS PER SHARE:
Basic	$2.96		$2.85		$6.53		$6.49
Diluted	$2.93		$2.82		$6.47		$6.42
Cash dividends per share	$1.63		$1.48		$3.26		$2.96
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 28, 2026	February 28, 2025
GEOGRAPHIC MARKETS
Americas	$8,896,402	$8,553,098	4%	3%
EMEA	6,569,391	5,803,875	13	2
Asia Pacific	2,578,273	2,302,328	12	10
Total Revenues	$18,044,066	$16,659,301	8%	4%
INDUSTRY GROUPS
Communications, Media & Technology	$3,090,839	$2,729,655	13%	10%
Financial Services	3,395,016	3,010,430	13	7
Health & Public Service	3,670,199	3,608,912	2	(1)
Products	5,476,867	5,051,839	8	3
Resources	2,411,145	2,258,465	7	2
Total Revenues	$18,044,066	$16,659,301	8%	4%
TYPE OF WORK
Consulting	$8,859,641	$8,282,260	7%	3%
Managed Services	9,184,425	8,377,041	10	5
Total Revenues	$18,044,066	$16,659,301	8%	4%

	Six Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 28, 2026	February 28, 2025
GEOGRAPHIC MARKETS
Americas	$17,976,461	$17,286,193	4%	4%
EMEA	13,504,624	12,215,827	11	3
Asia Pacific	5,305,106	4,846,826	9	9
Total Revenues	$36,786,191	$34,348,846	7%	4%
INDUSTRY GROUPS
Communications, Media & Technology	$6,193,296	$5,587,540	11%	9%
Financial Services	6,997,388	6,179,265	13	9
Health & Public Service	7,467,036	7,421,521	1	(1)
Products	11,218,108	10,477,156	7	3
Resources	4,910,363	4,683,364	5	2
Total Revenues	$36,786,191	$34,348,846	7%	4%
TYPE OF WORK
Consulting	$18,274,208	$17,327,488	5%	3%
Managed Services	18,511,983	17,021,358	9	6
Total Revenues	$36,786,191	$34,348,846	7%	4%

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 28, 2026		February 28, 2025
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas	$1,393,059	16%	$1,240,443	15%	$152,616
EMEA	676,747	10	639,235	11	37,512
Asia Pacific	423,741	16	365,036	16	58,705
Total Operating Income	$2,493,547	13.8%	$2,244,714	13.5%	$248,833

	Six Months Ended
	February 28, 2026		February 28, 2025
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas	$2,920,394	16%	$2,617,677	15%	$302,717
EMEA	1,577,238	12	1,675,212	14	(97,974)
Asia Pacific	869,613	16	900,302	19	(30,689)
Total Operating Income	$5,367,245	14.6%	$5,193,191	15.1%	$174,054

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Six Months Ended
	February 28, 2026				February 28, 2025
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Operating Margin (GAAP)	Increase (Decrease) (Non-GAAP)
Americas	$2,920,394	$66,749	$2,987,143	17%	$2,617,677	15%	$369,466
EMEA	1,577,238	169,811	1,747,049	13	1,675,212	14	71,837
Asia Pacific	869,613	70,981	940,594	18	900,302	19	40,292
Total Operating Income	$5,367,245	$307,541	$5,674,786	15.4%	$5,193,191	15.1%	$481,595
(1)Costs recorded in connection with business optimization actions initiated during the fourth quarter of fiscal 2025 and completed during the first quarter of fiscal 2026, primarily for employee severance.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Six Months Ended
	February 28, 2026			February 28, 2025
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Operating Income	$5,367,245	$307,541	$5,674,786	$5,193,191
Operating Margin	14.6%	0.8%	15.4%	15.1%

Income before income taxes	5,424,324	307,541	5,731,865	5,244,019
Income tax expense	1,323,040	57,232	1,380,272	1,105,388
Net Income	$4,101,284	$250,309	$4,351,593	$4,138,631
Effective tax rate	24.4%	18.6%	24.1%	21.1%
Diluted earnings per share (2)	$6.47	$0.40	$6.87	$6.42
(1)Costs recorded in connection with business optimization actions initiated during the fourth quarter of fiscal 2025 and completed during the first quarter of fiscal 2026, primarily for employee severance.
(2)The impact of the business optimization costs on diluted earnings per share are presented net of related taxes. The income tax effect was negative $0.09 for the six months ended February 28, 2026. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	February 28, 2026	August 31, 2025
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$9,399,183	$11,478,729
Short-term investments	6,413	5,945
Receivables and contract assets	15,737,519	14,985,073
Other current assets	2,864,223	2,430,942
Total current assets	28,007,338	28,900,689
NON-CURRENT ASSETS:
Contract assets	271,701	180,362
Investments	852,156	721,260
Property and equipment, net	1,600,823	1,566,374
Lease assets	2,910,831	2,740,321
Goodwill	24,581,153	22,536,416
Other non-current assets	8,840,214	8,749,475
Total non-current assets	39,056,878	36,494,208
TOTAL ASSETS	$67,064,216	$65,394,897
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$114,063	$114,484
Accounts payable	3,116,735	2,695,589
Deferred revenues	6,620,100	6,073,170
Accrued payroll and related benefits	7,813,959	8,084,214
Lease liabilities	754,699	729,003
Other accrued liabilities	2,537,884	2,655,637
Total current liabilities	20,957,440	20,352,097
NON-CURRENT LIABILITIES:
Long-term debt	5,030,322	5,034,169
Lease liabilities	2,448,283	2,305,210
Other non-current liabilities	5,853,156	5,462,454
Total non-current liabilities	13,331,761	12,801,833
Redeemable noncontrolling interests	475,823	—
SHAREHOLDERS’ EQUITY:
Total Accenture plc shareholders’ equity	31,210,676	31,195,446
Noncontrolling interests	1,088,516	1,045,521
Total Shareholders' Equity	32,299,192	32,240,967
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$67,064,216	$65,394,897

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,859,388	$1,822,441	$4,101,284	$4,138,631
Depreciation, amortization and other	585,500	544,870	1,167,291	1,114,210
Share-based compensation expense	713,386	686,114	1,182,378	1,156,539
Change in assets and liabilities/other, net	659,364	(200,025)	(969,218)	(2,533,494)
Net cash provided by (used in) operating activities	3,817,638	2,853,400	5,481,735	3,875,886
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(149,685)	(170,812)	(306,267)	(323,017)
Purchases of businesses and investments, net of cash acquired	(1,593,971)	(250,795)	(1,967,765)	(492,355)
Proceeds from the sale of businesses and investments, net of cash transferred	348	10,163	22,981	15,433
Other investing, net	2,431	4,160	5,299	7,131
Net cash provided by (used in) investing activities	(1,740,877)	(407,284)	(2,245,752)	(792,808)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	289,455	210,287	755,654	687,654
Purchases of shares	(1,679,059)	(1,447,818)	(4,009,652)	(2,346,082)
Proceeds from (repayments of) debt, net	—	—	—	4,129,200
Cash dividends paid	(1,007,696)	(928,992)	(2,017,512)	(1,854,550)
Other financing, net	(16,065)	(38,505)	(52,905)	(69,502)
Net cash provided by (used in) financing activities	(2,413,365)	(2,205,028)	(5,324,415)	546,720
Effect of exchange rate changes on cash and cash equivalents	86,382	(56,705)	8,886	(143,829)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(250,222)	184,383	(2,079,546)	3,485,969
CASH AND CASH EQUIVALENTS, beginning of period	9,649,405	8,306,055	11,478,729	5,004,469
CASH AND CASH EQUIVALENTS, end of period	$9,399,183	$8,490,438	$9,399,183	$8,490,438